Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

April 29, 2011

Carrizo Oil & Gas, Inc.

1000 Louisiana Street, Suite 1500

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Bandelier Pipeline Holding, LLC, a Delaware limited liability company (“Bandelier”), CCBM, Inc., a Delaware corporation (“CCBM”), Carrizo (Marcellus) LLC, a Delaware limited liability company (“Marcellus LLC”), Carrizo (Marcellus) WV LLC, a Delaware limited liability company (“Marcellus WV LLC”), Carrizo Marcellus Holding Inc., a Delaware corporation (“Marcellus Holding”), Chama Pipeline Holding LLC, a Delaware limited liability company (“Chama”), CLLR, Inc., a Delaware corporation (“CLLR”), Hondo Pipeline, Inc., a Delaware corporation (“Hondo Pipeline”) and Mescalero Pipeline, LLC, a Delaware limited liability company (“Mescalero,” and together with Bandelier, CCBM, Marcellus LLC, Marcellus WV LLC, Marcellus Holding, Chama, CLLR and Hondo Pipeline, the “Subsidiary Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of securities that may be issued and sold by the Company and the Subsidiary Guarantors and shares of common stock, par value $.01 per share, of the Company (“Common Stock”) that may be sold by selling shareholders to be identified in supplements to the prospectus contained in the Registration Statement (the “Selling Shareholders”) from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with the securities are being passed upon for the Company by us. Such securities include: (i) unsecured debt securities of the Company (“Debt Securities”), (ii) guarantees of the Debt Securities (the “Subsidiary Guarantees”) by the Subsidiary Guarantors, (iii) shares of preferred stock, par value $.01 per share, of the Company (“Preferred Stock”), (iv) shares of Common Stock and (v) warrants to purchase other securities (“Warrants,” and, together with the Debt Securities, the Subsidiary Guarantees, the Preferred Stock and the Common Stock, the “Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date (collectively, the “Charter Documents”), (ii) the Certificate of Incorporation and the Bylaws of each of CCBM,

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CLLR, Hondo Pipeline and Marcellus Holding and the Certificate of Formation and Limited Liability Company Agreement of each of Bandelier, Marcellus LLC, Marcellus WV LLC, Chama and Mescalero, (iii) the Indenture dated as of May 28, 2008 among the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee and filed as an exhibit to the Registration Statement, as supplemented and amended by the first supplemental indenture thereto, the second supplemental indenture thereto, the third supplemental indenture thereto, the fourth supplemental indenture thereto and the fifth supplemental indenture thereto, filed as exhibits to the Registration Statement (the “Senior Debt Indenture”), pursuant to which senior Debt Securities may be issued, (iv) the form of Indenture filed as an exhibit to the Registration Statement to be executed by the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (the “Subordinated Debt Indenture”), pursuant to which subordinated Debt Securities may be issued, (v) the originals, or copies certified or otherwise identified, of corporate records of the Company and the Subsidiary Guarantors and (vi) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving this opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered by the Company will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered by the Company, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance.

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On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	With respect to shares of Common Stock that may be issued by the Company, when (i) the Board of Directors of the Company or, to the extent permitted by the Texas Business Organizations Code and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in either case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable.

With respect to shares of Common Stock that may be sold by the Selling Shareholders, assuming (i) the Board has taken all necessary corporate action to approve the original issuance of such shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in either case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock that may be sold by the Selling Shareholders will have been validly issued, fully paid and non-assessable.

2.

With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a resolution establishing and

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designating a series of shares of such Preferred Stock (a “Resolution”), and such Resolution and the related statement has been filed with the Secretary of State of the State of Texas, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in either case in accordance with the provisions of the Charter Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and non-assessable.

3.

With respect to Debt Securities to be issued under the Senior Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) any applicable supplemental indenture to the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and Wells Fargo Bank, National Association, as trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, has taken all necessary action (corporate or other organizational) to approve and establish the terms of the Subsidiary Guarantee included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Subsidiary Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively,

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enforceable against the Company and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

4.	With respect to Debt Securities to be issued under the Subordinated Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the trustee thereunder, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, has taken all necessary action (corporate or other organizational) to approve and establish the terms of the Subsidiary Guarantee included in such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities and any Subsidiary Guarantees included in such Debt Securities, if applicable, will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

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5.	With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, (iii) neither the Warrants or any warrant agreement includes any provision that is unenforceable, and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized by all necessary corporate action on the part of the Company and validly issued.

The opinions set forth above are limited to the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the applicable federal laws of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any related 462(b) Registration Statement and to the reference to us under “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

GJO/HHH/MRS